Exhibit 30d)(ii)(b)

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
Newark, New Jersey
A Stock Company Subsidiary of The Prudential Insurance Company of America

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Insured Policy Number
Contract Date
Face Amount
Contract
Premium Period Change Date
Agency

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We will pay the beneficiary the proceeds of this contract promptly if we receive due proof that the insured died. We make this promise subject to all the provisions of the contract.

The Death Benefit may increase or decrease daily, depending on the payment of premiums, the investment experience of the separate account and the level of mortality changes made. But it will not be less than the face amount we show above, plus the amount of any extra benefit, if the contract is not in default and if there is no contract debt.

The cash value may increase or decrease daily depending on the payment of premiums, the investment experience of the separate account and the level of mortality charges made. There is no guaranteed minimum.

We specify a schedule of premiums. Additional unscheduled premiums may be paid at your option subject to the limitations in the contract.

Please read this contract with care. A guide to its contents is on the last page. A summary is on page 2. If there is ever a question about it, or if there is a claim, just see one of our representatives or get in touch with one of our offices.

RIGHT TO CANCEL CONTRACT.--You may return this contract to us within (1) 10 days after you get it, or (2) 45 days after Part 1 of the application was signed, or (3) 10 days after we mail or deliver to you any withdrawal right notice required by the Securities and Exchange Commission, whichever is latest.
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All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you. It will be canceled from the start and we will promptly give you the value of our Contract Fund on the date you return the contract to us. We will also give back any charges we made in accord with this contract.

Signed for Pruco Life Insurance Company of New Jersey,
a New Jersey Corporation

/s/ [SPECIMEN] /s/ [SPECIMEN]
Secretary President

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY WITH VARIABLE INSURANCE AMOUNT.
INSURANCE PAYABLE ONLY UPON DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT
INSURED'S LIFETIME. PROVISION FOR OPTIONAL ADDITIONAL PREMIUMS. BENEFITS REFLECT
PREMIUM PAYMENTS, INVESTMENT RESULTS AND MORTALITY CHARGES. GUARANTEED MINIMUM
DEATH BENEFIT IF SCHEDULED PREMIUMS DULY PAID AND NO CONTRACT DEBT. INCREASE IN
FACE AMOUNT AT ATTAINED AGE 21 IF CONTRACT ISSUED AT AGE 14 OR LOWER.
NON-PARTICIPATING.

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CONTRACT SUMMARY

We offer this summary to help you understand this contract. We do not intend that it change any of the provisions of the contract.

This is a contract of life insurance. Premiums are to be paid throughout the
Insured's lifetime. We specify a schedule of premiums that will keep the contract in force. Additional premiums may be paid at your option, subject to limits in the contract. The death benefit and the cash value will vary with the
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payment of premiums, the investment performance of those subaccounts of the
Pruco Life Variable Appreciable Account that you select, and the extent to which mortality charges are less than the guaranteed maximums. But the death benefit is guaranteed never to be less than the face amount if the contract is not in default past its days of grace, and there is no contract debt. (We describe on page 8 the way the contract can go into default.) If the contract remains in default past its days of grace, the contract may end or it may stay in force with reduced benefits. If either occurs, you may be able to reinstate its full benefits. On the date, if any, when we determine that the contract has become fully paid-up, we will recompute the guaranteed death benefit. It may be higher;
it will not be lower. We describe on page 9 how the contract may become paid-up.

Proceeds is a word we use to mean the amount we would pay if we were to settle the contract in one sum. To compute the proceeds that may arise from the
Insured's death, we start with a basic amount. We may adjust that amount if there is a loan or if the contract is in default. The table on page 21 tells what the basic amount is. The amount depends on how the contract is in force.
The table will refer you to the parts of the contract that tell you how we adjust the basic amount. If you surrender the contract, the proceeds will be the net cash value. We describe it under Cash Value Option on pages 13 and 14.

Proceeds often are not taken in one sum. For instance, on surrender, you may be able to put proceeds under a settlement option to provide retirement income or for some other purpose. Also, for all or part of the proceeds that arise from the Insured's death, you may be able to choose a manner of payment for the beneficiary. If an option has not been chosen, the beneficiary may be able to choose one. We will pay interest under Option 3 from the date of death on any proceeds to which no other manner of payment applies. This will be automatic as we state on page 20. There is no need to ask for it.

You and we may agree on a change in the ownership of this contract. Also, unless we endorse it to say otherwise, the contract gives you these rights, among others:

o You may change the beneficiary under it.

o You may borrow on it up to its loan value.

o You may surrender it for its net cash value.

o You may change the allocation of future net premiums among the subaccounts.

o You may transfer amounts among subaccounts.

The contract, as issued, may or may not have extra benefits that we call
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Supplementary Benefits. If it does, we list them under Supplementary Benefits on the Contract Data page(s) and describe them after page 21. The contract may or may not have other extra benefits. If it does, we add them by rider. Any extra benefit ends as soon as the contract is in default past its days of grace, unless the form that describes it states otherwise.

(Contract Summary Continued on Page 21)

Page 2 (VALB--84)

CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS NONSMOKER

INSURED JOHN DOE XX XXX XXX POLICY NUMBER
July 1, 1984 CONTRACT DATE
FACE AMOUNT $50,000--
CONTRACT
PREMIUM PERIOD LIFE JUL 1, 2014 CHANGE DATE
AGENCY R-NK 1

BENEFICIARY CLASS 1 MARY DOE, WIFE
CLASS 2 ROBERT DOE, SON

LIST OF CONTRACT MINIMUMS

THE MINIMUM FACE AMOUNT IS $50,000
THE MINIMUM UNSCHEDULED PREMIUM IS $25.

LIST OF SUPPLEMENTARY BENEFITS
*****NONE*****

SCHEDULE OF PREMIUMS

PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE AND
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AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

SCHEDULED PREMIUMS ARE $XXX.XX EACH
CHANGING JUL 1, 2014 TO $XXX.XX EACH THEREAFTER

*****END OF SCHEDULE*****

*****NOTICE*****

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3(84)

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%, WHICH IS USED TO PAY FOR SALES
CHARGES AND STATE PREMIUM TAXES. AFTER DEDUCTION OF THIS AMOUNT, THE BALANCE IS
THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

*****END OF SCHEDULE*****

SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $3.50. THE MONTHLY CHARGE TO GUARANTEE THE
MINIMUM DEATH BENEFIT IS $0.50

*****END OF SCHEDULE*****
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SCHEDULE OF MAXIMUM SURRENDER CHARGES

FOR FULL SURRENDER AT THE END OF THE CONTRACT YEAR INDICATED, THE MAXIMUM
CHARGES WE WILL DEDUCT FROM THE CONTRACT FUND ARE SHOWN BELOW. FOR SURRENDER AT
OTHER THAN YEAR-END DURING THE SIXTH THROUGH TENTH YEARS, THE AMOUNT OF THE
CHARGE WILL REFLECT THE NUMBER OF COMPLETED CONTRACT MONTHS SINCE THE BEGINNING
OF THE CONTRACT YEAR. (SEE PAGE 14.)

YEAR OF DEFERRED DEFERRED UNDERWRITING
SURRENDER SALES CHARGE AND ISSUE CHARGE TOTAL
- --------- ------------ ---------------- -----

1 $XXX.XX $XXX.XX $XXX.XX
2 XXX.XX XXX.XX XXX.XX
3 XXX.XX XXX.XX XXX.XX
4 XXX.XX XXX.XX XXX.XX
5 XXX.XX XXX.XX XXX.XX
6 XXX.XX XXX.XX XXX.XX
7 XXX.XX XXX.XX XXX.XX
8 XXX.XX XXX.XX XXX.XX
9 XXX.XX XXX.XX XXX.XX
10 ZERO ZERO ZERO
11 AND LATER ZERO ZERO ZERO

*****END OF SCHEDULE*****

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A(84)

POLICY NO. XX XXX XXX
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CONTRACT DATA CONTINUED

LIST OF SUBACCOUNTS AND PORTFOLIOS

EACH SUBACCOUNT OF THE PRUCO LIFE VARIABLE APPRECIABLE ACCOUNT INVESTS IN A
SPECIFIC PORTFOLIO OF THE PRUCO LIFE SERIES FUND. WE SHOW BELOW THE SUBACCOUNTS
AND THE FUND PORTFOLIOS THEY INVEST IN.

FUND
SUBACCOUNT PORTFOLIO
- ---------- ---------
MONEY MARKET MONEY MARKET
BOND BOND
COMMON STOCK COMMON STOCK
AGGRESSIVELY MANAGED FLEXIBLE AGGRESSIVELY MANAGED FLEXIBLE
CONSERVATIVELY MANAGED FLEXIBLE CONSERVATIVELY MANAGED FLEXIBLE

INITIAL ALLOCATION OF NET PREMIUMS

MONEY MARKET SUBACCOUNT 20%
BOND SUBACCOUNT 20%
COMMON STOCK SUBACCOUNT 20%
AGGRESSIVELY MANAGED FLEXIBLE SUBACCOUNT 20%
CONSERVATIVELY MANAGED FLEXIBLE SUBACCOUNT 20%

*****END OF LIST*****

SERVICE OFFICE -- PLEASE DIRECT ANY COMMUNICATIONS ABOUT THIS
CONTRACT TO:

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
P.O. BOX XXXX
CITY, STATE XXXXX

Page 3B(84)

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POLICY NO. XX XXX XXX

TABULAR VALUES

WE EXPLAIN THIS TABLE UNDER CONTRACT FUND AND TABULAR VALUES. ACTUAL CONTRACT
FUND VALUES AND CASH VALUES MAY BE MORE OR LESS THAN AMOUNT SHOWN (SEE CONTRACT
FUND AND CASH VALUE OPTION.)

END OF TABULAR TABULAR
CONTRACT CONTRACT CASH
YEAR FUND VALUE
- -------- -------- -------
1
2
3
4
5

6
7
8
9
10

11
12
12
13
14
15

16
17
18
19
20

ATTAINED
AGE
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- --------
60
62
65

TABULAR CASH VALUES THROUGH THE FIRST 10 CONTRACT YEARS ARE THE TABULAR CONTRACT
FUND VALUES MINUS A SURRENDER CHARGE. WE DESCRIBE UNDER CASH VALUE OPTION ON
PAGES 13 AND 14 HOW THE SURRENDER CHARGE IS DETERMINED. WE SHOW ON A PRIOR
CONTRACT DATA PAGE WHAT THE MAXIMUM SURRENDER CHARGE WILL BE.

TABULAR CASH VALUES AFTER THE 10TH CONTRACT YEAR WILL BE THE SAME AS THE TABULAR
CONTRACT FUND VALUES SHOWN ABOVE.

Page 4 (84)

ENDORSEMENTS
(Only we can endorse this contract.)

GENERAL PROVISIONS

Definitions.--We define here some of the words and phrases used all through this contract. We explain others, not defined here, in other parts of the text.

We, Our, Us and Company.--Pruco Life Insurance Company, a New Jersey
Corporation.

You and Your.--The owner of the Contract.

Insured.--The person named as the Insured on the first page. He or she need not be the owner.

Example: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the
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owner.

SEC.--The Securities and Exchange Commission.

Issue Date.--The contract date.

Monthly Date.--The contract date and the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March
9, April 9, May 9 and so on.

Anniversary or Contract Anniversary.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March
9, 1987. The second is March 9, 1988, and so on.

Contract year.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986, the first contract year starts then and ends on March 9, 1987. The second starts on March 9, 1987 and ends on
March 8, 1988, and so on.

Contract Month.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8, 1986. The next contract month starts on April 9, 1986 and ends on May 8, 1986, and so on.

Attained Age.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

The Contract.--This policy and the application, a copy of which is attached, form the whole contract. We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties.
We relied on those statements when we issued the contract. We will not use any statement, unless made in the application, to try to void the contract or to deny a claim.

Contract Modifications.--Only a Company officer may agree to modify this contract, and then only in writing.

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Non-participating.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

Service Office.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data pages, unless we notify you of another one.

Ownership and Control.--Unless we endorse this contract to say otherwise: (1)
the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

Suicide Exclusion. --If the Insured, whether sane or insane, dies by suicide within two years from the issue date, we will pay no more under this contract than the sum of the premiums paid.

Currency.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.

(Continued on Next Page)

page 5 (VALB--84) - N

GENERAL PROVISIONS (Continued)

Misstatement of Age or Sex.--If the Insured's stated age or sex or both are not correct, we will adjust each benefit and any amount to be paid to reflect the correct age and sex. Where required, we have given the insurance regulator a detailed statement of how we will make these changes.

The Schedule of Premiums may show that scheduled premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

Incontestability.--Except for default, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue
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date.

Assignment.--We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

Annual Report.--Each year we will send you a report. It will show: (1) the current death benefit; (2) the investment amount; (3) the amount of investment amount in each subaccount; (4) the net cash value; (5) premiums paid and monthly charges deducted since the last report; (6) any partial withdrawals since the last report; and (7) any contract debt and the interest on the debt for the prior year. The report will also include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under extended term insurance.

You may ask for a similar report at some other time during the year. Or you may request from time to time a report projecting results under your contract on the basis of premium payment assumptions and assumed investment results. We have the right to make a reasonable charge for reports such as these that you ask for, and to limit the scope and frequency of such reports.

Increase in Face Amount at Age 21 for Contracts Issued at Age 14 or Lower.--If
this contract was issued at age 14 or lower, it shows on page 3 an increase in face amount at attained age 21, which applies if the contract is not then in default beyond its days of grace. If so, any references in the contract to face amount or death benefit which apply at or after attained age 21 will be based upon the increased face amount, unless otherwise stated.

Death Proceeds.--The Table of Basic Amounts on page 21 describes how the proceeds payable at death will be determined, depending on the status of the contract at the time of death. In addition to what is shown in that table, a special situation will apply in those cases where all of these conditions exist:
(a) the contract was issued at an age below 15; (b) death occurs before attained age 21; (c) the contract is on a premium paying basis and not in default past its days of grace; (d) the contract fund is not sufficient to make the contract paid up for the ultimate face amount plus the excess of the contract fund over the tabular contract fund; (e) the contract fund is greater than the sum of (i)
the net single premium for the initial face amount, (ii) the net single premium for the excess of the contract fund over the tabular contract fund, and (iii)
the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for extra benefits other than those which do not continue after a contract such as this becomes paid up. (See above and paid-up Contract, page 9.)

In these cases, the Basic Amount will not be as described on page 21 but will be
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the total of (1) the initial face amount, plus (2) the excess of the contract fund over the tabular contract fund, plus (3) the amount which results from dividing the contract fund, minus the present value of the future charges for extra benefits referred to above, minus the net single premium for the sum of the initial face amount and the excess of the contract fund over the tabular contract fund, by the net single premium at the then attained age, plus (4) the amount of any extra benefits.

Payment of Death Claim.--If we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service
Office proof of death and any other information we need to pay the claim. But we have the right to defer paying any portion of the proceeds greater than the minimum guaranteed death benefit if (1) the New York Stock Exchange is closed;
or (2) the SEC requires that trading be restricted or declares an emergency; or
(3) the SEC lets us defer payment to protect our contract owners.

Page 6 (VALB--84)

PREMIUM PAYMENT AND REINSTATEMENT

Payment of Premiums.--Premiums may be paid at our Service Office or to any of our authorized representatives. If we are asked to do so, we will give a signed receipt.

Premium payments will in most cases be credited as of the date of receipt, to both the contract fund and the premium account. (See Contract Fund, page 11 and
Premium Account, page 8.) Premium credits to the contract fund are the invested premium amounts, (see page 11). Premium credits to the premium account are the full premium paid with no deductions. But in the following cases, to the extent states premium payments will be credited as of a date other than the date of receipt:

1. The first scheduled premium is due on the Contract Date. But if the first premium payment is received after the Contract Date, the scheduled portion will be credited to the contract fund and the premium account as of the Contract
Date. And any portion of that first premium payment in excess of the first scheduled premium will be credited as of the date of receipt. If the first
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premium is received before the Contract Date, the entire payment will be credited as of the Contract Date.

2. If a premium payment is received during the 61 day period after the day when a scheduled premium was due and had not yet been paid, here is what we will do.
We will determine whether the premium account, (see Premium Account below), just before receipt of that payment was a negative amount. If not--that is, if the premium account was zero or higher--the premium payment will be credited as of the date of receipt. But if the premium account was negative by no more than the scheduled premium on the due date, that portion of the premium payment required to bring the premium account up to zero will be credited to the premium account as of the due date; any remaining portion of the premium payment will be credited to the premium account as of the date of receipt. If the premium account is negative by more than the scheduled premium than due, the premium payment will be credited as of the date of receipt, except in the situation described in 3 below.

3. On each Monthly Date we will determine if the contract fund is in default.
(See Default on page 8.) We will notify you on the minimum payment amount needed to bring the contract out of default. If one or more premium payments are made during the days of grace after that monthly date, (see Grace period on page 8,)
we will credit to the contract fund and the premium account, as of the applicable Monthly Dates, such parts of the payments as are needed to end the default status; any remaining part of those premium payments will be credited to the contract fund and premium account as of the date of receipt.

Scheduled Premiums.--We show the amount and frequency of the scheduled premiums in the Schedule of Premiums. The first scheduled premium is due on the contract date. There is no insurance under this contract unless an amount at least equal to the first scheduled premium is paid.

The scheduled premium shown is the minimum required, at the frequency chosen, to continue the contract in full force if all scheduled premiums are paid when due, investment returns are at the rate assumed, we deduct mortality charges at no less than the maximum rate, and any contract debt does not exceed the cash value.

If you wish to pay, on a regular basis, higher premiums than the amount of the scheduled premium, we will bill you for the higher amount you choose.

If scheduled premiums that are due are not paid, or if smaller payments are made, the contract may then or at some future time go into default. The conditions under which default will exist are described below:

Unscheduled Premiums.--Except as we state in the next paragraph, unscheduled
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premiums may be paid at any time during the Insured's lifetime, as long as the contract is not in default beyond its days of grace. We show on page 3 the minimum premium we will accept. We have the right to limit unscheduled premiums to a total of $10,000 in any contract year.

If we determine at any time that investment returns above the rate assumed, or smaller than maximum mortality charges or greater than scheduled premium payments have made the contract paid-up, we have the right not to accept any further premium payments, or to limit the amount or frequency of premium payments thereafter. (See Paid-up Contract, page 9.)

Premium Change on Contract Change Date.--We show the Contract Change Date, in the Contract Data on page 3. We also show in the Schedule of Premiums on page 3 that the amount of each scheduled premium will change on the Contract Change
Date and what the new premium will be. However, when the Contract Change Date arrives we will recompute a new premium amount to be used in calculating the premium account. The new premium that we recompute will be no greater than the new premium for that date which we show on page 3. In addition, if the premium account is less than zero, we will set the premium account to zero.

The Schedule of Premiums may also show that the premium changes at other times.
This may occur, for example, with a contract issued with extra benefits or in an extra rating class if, in either case, this calls for a higher or extra premium for a limited period of time.

(Continued on Next Page)

Page 7 (VALB--84)

PREMIUM PAYMENT AND REINSTATEMENT (Continued)

Default.--Unless the contract is already in the grace period, (see below), on each monthly date, after we deduct any charges from the contract fund (which we describe on page 11) and add any credits to it, we will determine whether the contract is in default. To do so we will compute the amount which will accrue to the tabular contract fund on the next monthly date if, during the current contract month; (1) investment returns are at the assumed rate; and (2) we make
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the other charges and credit we have set, including interest on contract debt;
and (3) we receive no premiums or loan repayments and make no more loans or grant no partial withdrawals. We will subtract this amount from the contract fund. If the result is zero or more, (that is, not a negative amount,) the contract is not in default. But if there is a fund deficit--that is, if the result is less than zero--the contract is in default if the premium account, which we define below, is also less than zero.

Grace Period.--We grant 61 days of grace from any monthly date (other than the contract date) on which the contract goes into default. During the days of grace we will continue to accept premiums and make the charges we have set. If the monthly date was a scheduled premium due date, when we receive a premium payment during the days of grace we will first determine whether it satisfies case 2 under Payment of Premiums above. If it does, the default will end. If it does not, or if the monthly date when the contract went into default was not a scheduled premium due date, here is what we will do:

If at any time during the days of grace, we have received payments that in total are at least equal to the lesser of (a) the sum of the fund deficit, (that is, the amount by which the contract fund is below the tabular contract fund,) on the date of default and any subsequent Monthly Date, and (b) the sum of the amount by which the premium account is negative on the date of default and any scheduled premiums due since the date of default, the default will end.

If the contract is still in default when the days of grace are over, it will end and have no value, except as we state under contract Value Options, (which we describe on page 13).

Premium Account.--On the contract date, the premium account is equal to the premium received on that date minus the scheduled premium then due. On any other day, the premium account is equal to:

1. what it was on the prior day; plus

2. if the premium account was greater than zero on the prior day, interest on the excess at 4% year, minus

3. if the premium account was less than zero on the prior day, interest on the deficit at 4% a year; plus

4. any premium received on that day; minus

5. any scheduled premium due on that day; minus

6. any partial withdrawals on that day.
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The contract might be in default, as described above. If so, the premium account is a negative amount, less than zero. If a premium payment is received on any day during the days of grace while the contract is in default and the premium account is negative by no more than one scheduled premium, that payment, to the extent that it is required to bring the premium account up to zero, will, as we describe under Payment of Premiums above, be credited to the premium account as of the monthly date when the scheduled premium, was due, whether the date of default or a subsequent monthly date. Any remaining portion of the premium payment will be credited as of the actual date of receipt. In this case the premium account for all days from the monthly date to the actual date of receipt will be recalculated.

Reinstatement.--If this contract ends as we describe under Grace Period, you may reinstate it, if all these conditions are met:

1. No more than three years must have elapsed since the date of default.

2. You must mot have surrendered the contract for its net cash value.

3. You must give us any facts we need to satisfy us that the insured is insurable for the contract.

4. We must be paid a premium at least equal to the amount required to bring the premium account up to zero on the first monthly date on which a scheduled premium is due after the date of reinstatement. From this amount we will deduct
$2, plus 7 1/2% of the remaining payment, plus any charges with interest for any extra benefits, plus any other expense charges with interest. The contract fund will be equal to the balance, plus the cash value of the contract immediately before reinstatement, plus a refund of that part of any surrender charge paid at the time of default which would be charged if the contract were surrendered immediately after reinstatement.

5. If before reinstatement the contract is in force as reduced paid-up insurance
(see page 13) any contract debt under reduced paid-up insurance must be repaid with interest or carried over to the reinstated contract.

If we approve the reinstatement, these statements apply. The date of reinstatement will be the date of your request or the date the required premium is paid, if later. And we will start to make daily and monthly charges and credits again as of the date of reinstatement.

Page 8 (VALB--84)

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BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our
Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries.
VALB--84 - N

If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

PAID-UP CONTRACT

This contract will become fully paid-up if and when whichever of the following situations is applicable occurs:

(a) For a contract issued at an age lower than 15, the contract fund has grown to an amount at least equal to the net single premium for the sum of the ultimate face amount and any excess of the contract fund over the tabular contract fund, (see pages 3 and 4) plus the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for any extra benefits which will continue under the paid-up contract.

(b) For a contract issued at age 15 or above, the contract fund has grown to an amount at least equal to the net single premium for the sum of the face amount and any excess of the contract fund over the tabular contract fund, (see pages 3 and 4) plus the present value, discounted at a rate we set from time to time but no less than 4% a year, of all future charges for any extra benefits which will continue under the paid-up contract.

We will notify you when we determine that the contract has become fully paid-up.
We have the right at that time to return any part of any payment then being made which is in excess of the amount billed or required to make the contract paid-up. And we have the right to accept no further premium payments, or to limit the amount or frequency of premium payments thereafter. The contract will continue as paid-up life insurance on the Insured's life.

The death benefit under the paid-up contract may change daily, as we explain below, but if there is no contract debt, it will never be less than the minimum guaranteed death benefit determined on the day the contract becomes paid-up.
That amount will be no less than the sum of the face amount shown on page 3,
(or, if the contract was issued below age 15, the ultimate face amount,) and the excess of the contract fund over the tabular contract fund on that day. It will be computed by using the contract fund on that day, less the present value of all future charges for any extra benefits, (computed as described above,) at the net single premium rate. The net single premium rate depends on the Insured's issue age and sex and on the length of time since the contract date. The amount payable in event of death thereafter will be the guaranteed death benefit, or if greater, the contract fund divided by the net single premium at the Insured's attained age on the date of death. In either case the amount will be adjusted for any contract debt and for the amount of any paid-up extra benefits.

The monthly charge described on page 12 and shown on page 3A, and any charges
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for extra benefits will not be made after the contract becomes paid-up.

Page 9 (VALB--84) - N

SEPARATE ACCOUNT

The Account.--The word account, where we use it in this contract without qualification, means the Pruco Life Variable Appreciable Account. This is a unit investment trust registered with the SEC under the Investment Company Act of
1940. It is also subject to the laws of New Jersey. We own the assets of the account; we keep them separate from the assets of our general investment account. We established the account to support variable life insurance contracts. But we do not use it to support this contract if the contract is being continued under extended term insurance. (See page 13.)

Subaccounts.--The account has several subaccounts. We list them on the Contract
Data page(s). You determine, using percentages, how invested premium amounts will be allocated among the subaccounts. You may choose to allocate nothing to a particular subaccount. But any allocation you make must be at least 10%; you may not choose a fractional percent.

Example: You may choose a percentage of 0, or 100, or 10, 11, 12, and so on, up to 90. But you may not choose a percentage of 1 through 9, or 91 through 99, or any percent that is not a whole number. The total for all subaccounts must be
100%.

The allocation of invested premium amounts (see page 11,) that took effect on the contract date is shown in the Contract Data pages. You may change the allocation for future invested premium amounts at any time if the contract is not in default. To do so, you must notify us in writing in a form that meets our needs. The change will take effect on the date we receive your notice at our
Service Office.

A premium might be paid when the investment amount is less than zero. In that case, when we receive that premium, we first use as much of the invested premium amount as we need to eliminate the deficit in the investment amount. We will then allocate any remainder of the invested premium amount in accord with your
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most recent request. (We describe investment amount on page 11.)

The Fund.--The word fund, where we use it in this contract without qualification, means the fund we identify in the Contract Data pages. The fund is registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company. The fund has several portfolios; there is a portfolio that corresponds to each of the subaccounts of the account. We list these portfolios in the Contract Data pages.

Account Investments.--We use the assets of the account to buy shares in the fund. Each subaccount is invested in a corresponding specific portfolio. Income and realized and unrealized gains and losses from assets in each subaccount are credited to, or charged against, the subaccount. This is without regard to income, gains, or losses in our other investment accounts.

We will determine the value of the assets in the account at the end of each business day. When we use the term business day, we mean a day when the New York
Stock Exchange is open for trading. We might need to know the value of an asset on a day that is not a business day or on which trading in that asset does not take place. In this case, we will use the value of that asset as of the end of the last prior business day on which trading took place.

Example: If we need to know the value of an asset on a Sunday, we will normally use the value of the asset as of the end of business on Friday.

We will always keep assets in the account with a total value at least equal to the amount of the investment amounts under contracts like this one. To the extent those assets do not exceed this amount, we use them only to support those contracts; we do not use those assets to support any other business we conduct.
We may use any excess over this amount in any way we choose.

Change in Investment Policy.--A portfolio of the fund might make a material change in its investment policy. In that case, we will send you a notice of the change. Within 60 days after you receive the notice, or within 60 days after the effective date of the change, if later, you may exchange this contract for a new contract of fixed benefit insurance on the Insured's life. The conditions for exchange, and the specifications for the new contract, are described under
Exchange of Contract on page 16.

Change of Fund.--A portfolio might, in our judgment, become unsuitable for investment by a subaccount. This might happen because of a change in investment policy, or a change in the laws or regulations, or because the shares are no longer available for investment, or for some other reason. If that occurs, we have the right to substitute another portfolio of the fund, or to invest in a fund other than the one we show on the Contract Data page(s). But we would first
VALB--84 - N

seek approval from the SEC and, where required, the insurance regulator where this contract is delivered.

Page 10 (VALB--84) - N

INVESTMENT AMOUNT AND RETURN ON INVESTMENT

Investment Amount.--The investment amount for this contract is the amount we use to compute the investment return. The investment amount is allocated among the subaccounts. The amount of the investment amount and its allocation to subaccounts depend on (1) how you choose to allocate net premiums; (2) whether or not to transfer amounts among subaccounts, as we discuss below; (3) the investment performance of the subaccounts to which amounts are allocated or transferred; (4) the amount and timing of premium payments you make; (5) whether or not you take any loan; and (6) whether or not you make any partial withdrawals. The investment amount exists only if the contract is not in default past the days of grace or if it is being continued as variable reduced paid-up insurance.

The investment amount at any time is equal to the contract fund, (we explain this under Contract Fund,) minimum the amount of any loan on the contract, minus interest accrued on the loan at 4% a year since the last Monthly Date (we explain this under Loans.)

Assumed Rate of Return.--The assumed rate of return is an effective rate of 4% a year. This is the same as .01074598% a day compounded daily.

Transfers Among Subaccounts.--You may transfer amounts among subaccounts as often as four times in a contract year, if the contract is not in default or if the contract is being continued under the variable reduced paid up option. To do so, you must notify us in writing in a form that meets our needs. The transfer will take effect on the date we receive your notice at our Service Office.

CONTRACT FUND

Contract Fund Defined.--On the contract date the contract fund is equal to the invested premium amounts received, (see below), minus any of the charges
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described in items (d) through (j) below which may have been due on that date.
On any day after that the contract fund is equal to what it was on the previous day, plus any invested premium amount received that day, plus these items:

(a) any increase due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated; (we explain investment amount above); and

(b) guaranteed interest at 4% a year on that portion of the contract fund that is not in the investment amount;

and minus these items:

(c) any decrease due to investment results in the value of the subaccounts to which that portion of the contract fund that is in the investment amount is allocated;

(d) a charge against the investment amount at a rate of not more than
.00163894% a day (.60% a year) for mortality and expense risks that we assume;

(e) any amount charged against the investment amount for Federal or State income taxes;

(f) a monthly charge to guarantee the minimum death benefit;

(g) a charge for the cost of expected mortality;

(h) any charges for extra rating class;

(i) any charges for extra benefits;

(j) a monthly administration charge;

(k) any partial withdrawals; and

(l) if the contract becomes paid-up on that day, the present value of any future charges for any extra benefits that will continue under the paid-up contract.

We describe under Reinstatement on page 7 what the contract fund will be equal to on any reinstatement date.

Invested Premium Amount.--This is the portion of each premium paid that we will add to the contract fund. It is equal to the premium paid, minus $2, minus
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7 1/2% of the rest of the premium. We explain this under Schedule of Expense
Charges from Premium Payments.

Guaranteed Interest Credits.--We will credit interest to the contract fund each day on any portion of the contract fund on that day which is not in the investment amount. That portion will be any contract loan plus interest accrued on the loan at the rate of 4% a year since the last Monthly Date. (See Loans.)
We will credit .01074598% a day, which is an effective rate of 4% a year.

Cost of Expected Mortality.--This charge is computed daily and deducted monthly from the contract fund, on each Monthly Date. We apply this charge to the coverage amount. The coverage amount is equal to what the Basic Amount (see page
21) would be if there were no extra benefits, minus the contract fund. Where required, we have given the insurance regulator a detailed description of the method we use.

We will not charge more than the maximum guaranteed rates, which are based on the Insured's sex and attained age and the mortality table described under the
Basis of Computation. We may charge less. At lease once every five years, but not more often than once a year, we will consider the need to change the charges. We will change them only if we do so for all contracts like this one dated in the same year as this one.

(Continued on Next Page)

Page 11 (VALB--84)

CONTRACT FUND (Continued)

Charge for Extra Rating Class.--If there is an extra charge because of the rating class of the Insured or because the Insured is a cigarette smoker, we will deduct it from the contract fund at the beginning of each contract month.
Any charge is included in the amount shown in the Contract Data pages under
Schedule of Monthly Deductions from Contract Fund.

Charge for Extra Benefits.--If the contract has extra benefits, we will deduct the charges for such benefits from the contract fund at the beginning of each
VALB--84 - N

contract month. Charges for any such extra benefits are included in the amount shown in the Contract Data pages under Schedule of Monthly Deductions from
Contract Fund.

If and when we determine that the contract has become paid-up, we will deduct from the contract fund the present value of any future charges for any extra benefits that will continue under the paid-up contract. We will make no further deductions for these benefits after that. The description of any such benefit
(which can be found following page 20) describes how the future cash value, if any, of that benefit will be determined.

Monthly Administration Charge and Mortality Risk Charge.--On each monthly date, we will deduct up to $2.50 plus up to 2c per $1,000 of face amount, from the contract fund, as a monthly administration charge. We will also deduct 1c per
$1,000 of face amount for guaranteeing the minimum death benefit regardless of the investment performance of the separate account. (Both of these references to charges based upon face amount are to initial face amount for contracts issued below age 15. The total charges do not increase when the face amount increases at attained age 21.) These charges will be made only while the contract is on a premium paying basis; they will not be made if the contract becomes paid-up or is continued as variable reduced paid-up or extended term insurance, (see
Contract Value Options). We show the amount of these charges in the Contract
Date pages under Schedule of Monthly Deductions from Contract Fund.

Partial Withdrawals.--If the cash value of this contract is more than the tabular cash value, you may be able to make partial withdrawals from the contract. All these conditions must be met.

(1) The amount withdrawn, plus the net cash value after withdrawal, may not be more than the net cash value before withdrawal.

(2) The cash value after withdrawal must not be less than the tabular cash value.

(3) The amount you withdraw must be at least $500.

(4) You may make no more than four withdrawals in a contract year. We will add a withdrawal fee of $15 to the amount you ask to withdraw;

(5) An amount withdrawn may not be repaid, except as an unscheduled premium subject to charges.

We will tell you how much you may withdraw if you ask us.

VALB--84 - N

Page 12 (VALB--84)

CONTRACT VALUE OPTIONS

Benefit After the Grace Period.--If the contract is in default beyond its days of grace, we will use any net cash value (which we describe under Cash Value
Option) to keep the contract in force as one of two kinds of insurance. One kind is extended insurance. The second kind is variable reduced paid-up insurance. We describe each below. You will find under Automatic Benefit which kind it will
be. Any extra benefit(s) will end as soon as the contract is in default past its days of grace, unless the form that describes the extra benefit states otherwise.

Extended Insurance.--This will be term insurance of a fixed amount on the
Insured's life. We will pay the amount of term insurance if the Insured dies in the term we describe below. Before the end of the term there will be cash values but no loan value.

The amount of term insurance will be the death benefit on the date of default, minus any part of that death benefit which was provided by extra benefits. The term is a period of time that will start on the day the contract went into default. The length of the term will be what is provided when we use the net cash value at the net single premium rate. This rate depends on the Insured's issue age and sex and on the length of time since the contract date.

There may be extra days of term insurance. This will occur if, on the day the contract goes into default, the term of extended insurance provided by the net cash value does not exceed 90 days, or the number of days the contract was in force before the default began, if less. The number of extra days will be (1)
90, or the number of days the contract was in force before the default began, if less, minus (2) the number of days of extended insurance that would be provided by the net cash value if there were no contract debt. The extra days, if any, start on the day after the last day of term insurance provided by the net cash value, if any. If there is no such term insurance, the extra days start on the day the contract goes into default. The term insurance for the extra days has no cash value. There will be no extra days if you replace the extended insurance with variable reduced paid-up insurance or you surrender the contract before the extra days start.

Variable Reduced Paid-up Insurance.--This will be paid-up variable life insurance on the Insured's life. The death benefit may change from day to day,
VALB--84 - N

as we explain below, but if there is no contract debt, it will not be less than a minimum guaranteed amount determined as of the day when the contract went into default. There will be cash values and loan values.

The minimum guaranteed amount of insurance will be computed by using the net cash value at the net single premium rate. The net single premium rate depends on the Insured's issue age and sex and on the length of time since the contract date. The amount payable in event of death thereafter will be the greater of (a)
the minimum guaranteed amount and (b) the contract fund divided by the net single premium at the Insured's attained age. In either case the amount will be adjusted for any contract debt.

Except when it is provided as the automatic benefit, (see below), the variable reduced paid-up insurance option will be available only when the guaranteed death benefit under the option will be $5000 or more.

Computations.--We will make all computations for either of these benefits as of the date the contract goes into default. But we will consider any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

Automatic Benefit.--When the contract is in default, it will stay in force as extended insurance. But it will stay in force as variable reduced paid-up insurance if either of these statements applies: (1) We issued the contract in a rating class for which we do not provide extended insurance; in this case the phrase No Extended Insurance is in the Rating Class on page 3. (2) The amount of reduced paid-up insurance would be at least as great as the amount of term insurance.

Optional Benefit.--You may choose to replace any fixed extended insurance that has a net cash value by variable reduced paid-up insurance. To make this choice, you must do so in writing to us in a form that meets our needs, not more than three months after the date the contract goes into default. You must also send the contract to us to be endorsed.

Cash Value Option.--You may surrender this contract for its net cash value. The net cash value at any time is the cash value at that time less any contract debt. To surrender this contract, you must ask us in writing in a form that meets our needs. You must also send the contract to us. Here is how we will compute the case value for surrender of the contract or for its continuation under extended insurance or variable reduced paid-up insurance:

1. If the contract is not in default: The cash value on surrender at any time in the first ten contract years is the contract fund, minus a surrender charge, consisting of a deferred sales charge and a deferred underwriting and issue
VALB--84 - N

charge. The cash value on surrender at the end of the tenth contract year or later is the contract fund.

A schedule of maximum surrender charges for this contract is on page 3A.

(Continued on Next Page.

Page 13 (VALB--84)

CONTRACT VALUE OPTIONS (Continued)

In no event will the deferred sales charge upon surrender be greater than 25% of scheduled premiums due in contract year 1, plus 5% of the scheduled premiums due in contract years 2 through 5. For the purpose of computing this limit we use the lesser of premiums due and premiums paid.

For a paid-up contract that includes extra benefits, the cash value is the amount described above, plus the cash value, if any, of the extra benefits. (See the description of any such extra benefits following page 20.)

2. If the contract is in default during the days of grace: We will compute the net cash value as of the day the contract went into default. But we will adjust this value for any loan you take out or pay back or any premium payments or partial withdrawals you make in the days of grace.

3. If the contract is in default beyond its days of grace: The net cash value as of any date will be the value on that date of any extended insurance benefit then in force. Or it will be the value on that date of any variable reduced paid-up insurance benefit then in force, less any contract debt.

Within 30 days of a contract anniversary, the net cash value of any extended insurance will not be less than the value on that anniversary.

If the contract is not in default past the days of grace, or if the contract is in force as variable reduced paid up insurance, we will usually pay any cash value within 7 days after we receive your request and the contract at our
Service Office. But we have the right to defer payment if (1) the New York Stock
VALB--84 - N

Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payments of protect our contract owners.

If the contract is in force as extended insurance we have the right to postpone paying a cash value for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year.

Tabular Values.--In the table on page 4 we show tabular contract fund and tabular cash values at the end of the contract years. The tabular contract fund values are the amount which will then be in the contract fund, (see page 11,) if all scheduled premiums have been paid on their due dates, there have been no unscheduled premiums paid, there is no contract debt, the subaccounts you have chosen earn exactly the assumed rate of return, and we have deducted the maximum mortality charges. The tabular cash values are the amounts which, under the same conditions, will then be used to provide extended insurance or variable reduced paid-up insurance or will be paid in cash if the maxim surrender charges are applied. The tabular cash value shown is equal to the tabular contract fund value as of the same date, after deducting any surrender charges (at the maximum rate) from the tabular contract fund value. (See Cash Value Option above.) Since surrender charges are not deducted after the end of the 10th contract year, the tabular cash values are the same as the tabular contract fund values thereafter.

If we need to compute tabular values at some time during a contract year, we will count the time since the start of the year. We will let you know the tabular values for other durations if you ask for them.

Page 14 (VALB--84)

LOANS

Loan Requirements.--After the first anniversary, you may borrow from us on the contract. All these conditions must be met:

1. The Insured is living.

2. The contract is in force other than as extended insurance.

3. The contract debt will not be more than the loan value. (We explain these terms below.)
VALB--84 - N

4. As sole security for the loan, you assign the contract to us in a form that meets our needs.

5. Except when used to pay premiums on this contract, the amount you borrow at any one time must be at lease $500.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Contract Debt.--Contract debt at any time means the loan on the contract, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Value.--You may borrow any amount up to the difference between the loan value and any existing contract debt. At any time the loan value is 90% of the net cash value.

There is one exception. If the contract is in default, the loan value during the days of grace is what it was on the date of default.

Example 1: Suppose the contract has a loan value of $6,000. About eight months ago you borrowed $1,500. By now there is interest of $55 charged but not yet due. The contract debt is now $1,555, which is made up of the $1,500 loan and the $55 interest.

Example 2: Suppose, in example 1, you want to borrow all that you can. We will lend out $4,445 which is the difference between the $6,000 loan value and the
$1,555 contract debt. This will increase the contract debt to $6,000. We will add the new amount borrowed to the existing loan and will charge interest on it, too.

Interest Charge.--We will charge interest daily on any loan at the effective rate of 5 1/2% a year. Interest is due on each contract anniversary, or when the loan is paid back if that comes first. If interest is not paid when due, it will become part of the loan. Then we will start to charge interest on it, too.

Example 3: Suppose the contract date is in 1987. Six months before the anniversary in 1996 you borrow $1,600 out of a $4,000 loan value. We charge 5
1/2% a year. Three months later, but still three months before the anniversary, we will have charged about $22 interest. This amount will be a few cents more or less than $22 since some months have more days than others. The interest will not be due until the anniversary unless the loan is paid back sooner. The loan will still be $1,600. The contract debt will be $1,622, since contract debt included interest charged but not yet due.
VALB--84 - N

On the anniversary in 1996 we will have charged about $44 interest. The interest will then be due.

Example 4: Suppose the $44 interest in example 3 was paid on the anniversary.
The loan and contract debt each became $1,600 right after the payment.

Example 5: Suppose the $44 interest in example 3 was not paid on the anniversary. The interest became part of the loan, and we began to charge interest on it, too. The loan and contract debt each became $1,644.

Repayment.--All or part of any contract debt may be paid back at any time while the Insured is living. When we settle the contract, any contract debt is due us.
If there is contract debt at the end of the last day of grace when the contract is in default, it will be deducted from the cash value to determine the net cash value. We will make this adjustment so that the proceeds will not include the amount of that debt.

Effect of a Loan.--When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited with interest at the guaranteed rate of 4% a year. However, we will reduce the investment amount by the amount you borrow, and by loan interest that becomes part of the loan because it is not paid when due. On each Monthly Date, if there is a contract loan outstanding, we will increase the investment amount by interest credits accrued on the loan at
4% a year since the last Monthly Date. When you repay part or all of a loan we will increase the investment amount by the amount of loan you repay, plus, if you repay all the loan, interest credits accrued on the loan at 4% a year since the last Monthly Date. We will not increase the investment amount by loan interest that is paid before we make it part of the loan.

We will allocate loans and repayments among the subaccounts in proportion to the investment amount in each subaccount as of the date of the loan or repayment.
Only the amount of the investment amount will reflect the investment results of the subaccounts. Since the amount you borrow is removed from the investment amount, a loan may have a permanent effect on the net cash value of this contract, and also for a contract which is paid-up or which is in force under the variable reduced paid-up option, on any death benefit in excess of the guaranteed death benefit. The longer the loan is outstanding, the greater this effect is likely to be.

(Continued on Next Page)

Page 15 (VALA--84)

VALB--84 - N

LOANS (Continued)

Example 6: Suppose the contract's investment amount is $15,000 and that $10,000 is in subaccount A and $5,000 is in subaccount B. If you make a $9,000 loan we will reduce the amount in subaccount A by $6,000 and the amount in subaccount B by $3,000.

Suppose that sometime later, when the investment amount in each of the two subaccounts is the same you choose to repay the $9,000 loan. We will add $4,500 to the amount in each subaccount.

Excess Contract Debt.--If contract debt ever becomes equal to or more than the cash value, all the contract's benefits will end 61 days after we mail a notice to you and any assignee of whom we know. Also, we may send a notice to the
Insured's last known address. In the notice we will state the amount that, if paid to us, will keep the contract's benefits from ending for a limited time.

Postponement of Loan.--We will usually make a loan within 7 days after we receive your request at our Service Office. But we have the right to defer making the loan if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payments to protect our contract owners.

EXCHANGE OF CONTRACT

Right to Exchange.--Before the second anniversary you may exchange this contract for a new contract of fixed benefit insurance on the Insured's life. You will not have to prove to us that the Insured is insurable. Also, you may make such an exchange at any time if there is a material change in the investment policy of a portfolio (see Change in Investment Policy on page 10). When we use the term new contract we mean the contract for which this contract may be exchanged.

Conditions.--Your right to make this exchange is subject to all these conditions: (1) You must ask for the exchange in writing in a form that meets our needs. (2) You must surrender the contract to us. (3) We must have your request and the contract at our Service Office while the contract is in force and not in default past its days of grace. (4) You must pay back any contract debt under this contract, to the extent it may exceed the loan value of the new
VALB--84 - N

contract. (5) You must pay any other charges required for the exchange.

Exchange Date.--The exchange date will be the later of: (1) the date we receive the contract and our request at our Service Office; and (2) the date we receive the payment, if any, required for the exchange. The new contract will take effect on the exchange date only if the Insured is then living. If the new contract takes effect, this contract will end just before the exchange date.

Contract Specifications.--The new contract will be on the Modified Premium Whole
Life plan. It will have a face amount equal to the face amount of this one. It will have the same contract date and issue age as this contract and be in the same rating class.

If, for any reason, we are not issuing the Modified Premium Whole Life Contract on the exchange dates, then the new contract will be another life plan that we would regularly issue on that date for the same rating class, amount, issue, age and sex.

This contract might include an extra benefit which is still in effect just before the exchange date. And a similar kind of benefit might have been regularly offered in contracts like the new one on the date the extra benefit took effect in this contract. In that case, if you ask for it in your request for the exchange, that similar kind of benefit will be put in the new contract.
When we use the phrase contracts like the new one, we mean contracts that were, on the contract date of this contract, regularly issued on the same plan as the new one and for the same rating class, amount, issue age and sex.

The amount of any accidental death benefit included in the new contract in accord with this provision will be the same as the amount of any accidental death benefit in this contract.

If a benefit for waiving scheduled premiums is included in the new contract in accord with this provision, any scheduled premiums to be waived under the new contract for a disability that began before the exchange date must be at the billing frequency that applied to this contract when the disability started. But premiums will not be waived under the new contract unless it has a benefit for waiving premiums in the event of disability. This will be so even if we have waived premiums under this contract.

A charge may be made on exchange in the following situation: If, on the date of exchange, the contract fund of this contract is less than the tabular contract fund, a charge will be made for the difference in the two amounts. If the contract fund of this contract is equal to or greater than the tabular contract fund, no charge will be made. In these cases, the contract fund of the new contract will be equal to that of this contract.
VALB--84 - N

Exchange at Other Times.--You may be able to exchange this contract for a fixed benefit Modified Premium Whole Life contract at a time other than those described under right to Exchange above. But any such exchange may be made only if we consent, and will be subject to conditions and charges which we then determine.

Page 16 (VALA--84)

SETTLEMENT OPTIONS

Payee Defined.--In these provisions and under the Automatic Mode of Settlement, the word Payee means a person who has a right to receive a settlement under the contract. Such a person may be the Insured, the owner, a beneficiary, or a contingent payee.

Choosing an Option.--While the Insured is living you may choose, or change the choice of, an option for all or part of the proceeds that may arise from the
Insured's death. The requirements are the same as those to designate or change a beneficiary. We describe them under Beneficiary.

A payee may choose an option for all or part of any proceeds or residue that becomes payable to him or her in one sum. We describe residue later on this page.

In some cases, you or another Payee will need our consent to choose an option.
We describe these cases under conditions.

Options Described.--Here are the options we offer. We may also consent to other arrangements.

Option 1 (Instalments for a Fixed Period).--We will make equal payments for up to 25 years based on the Option 1 Table. The payments will include interest at an effective rate of 3 1/2% a year. We may credit more interest. If and while we do so, the payments will be larger.

Option 2 (Life Income).--We will make equal monthly payments for as long as the
VALB--84 - N

person on whose life the settlement is based lives, with payments certain for the period chosen. The choices are either ten years (10-Year Certain) or until the sum of the payments equals the amount put under this option (Instalment
Refund). The amount of each payment will be based on the Option 2 Table and on the sex and age, on the due date of the first payment, of the person on whose life the settlement is based. But if a choice is made more than two years after the Insured's death, we may use the Option 2 payment rates in individual annuity contracts or life insurance contracts we regularly issue, based on United States currency, on the due date of the first payment. On request, we will quote the payment rates in contracts we then issue. We must have proof of the date of birth of the person on whose life the settlement is based. If on the due date of the first payment under this option, we have declared a higher payment rate under the option, we will base the payments on that higher rate.

Option 3 (Interest Payment).--We will hold an amount at interest. We will pay interest at an effective rate of at least 3% a year ($3.000 annually, $14.89 semi-annually, $7.42 quarterly or $2.47 monthly per $1,000). We may pay more interest.

Option 4 (Instalments of a Fixed Amount).--We will make equal annual, semi-annual, quarterly or monthly payments if they total at least $90 a year for each $1,000 put under this option. We will credit the unpaid balance with interest at an effective rate of at least 3 1/2% a year. We may credit more interest. If we do so, the balance will be larger. The final payment will be any balance equal to or less than one payment.

First Payment Due Date.--Unless a different date is stated when the option is chosen: (1) the first payment for Option 3 will be due at the end of the chosen payment interval; and (2) the first payment for any of the other options will be due on the date the option takes effect.

Residue Described.--For Options 1 and 2, residue on any date means the then present value of any unpaid payments certain. We will compute it at an effective interest rate of 3 1/2% a year. But we will use the interest rate we used to compute the actual Option 2 payments if they were not based on the table in this contract.

For Options 3 and 4, residue on any date means any unpaid balance with interest to that date.

For option 2, residue does not include the value of any payment that may become due after the certain period.

(Continued on Page 19)

VALB--84 - N

Page 17 (VALA--84)

SETTLEMENT OPTIONS (Continued)

OPTION 1 TABLE
- ------------------------
MINIMUM AMOUNT OF
MONTHLY PAYMENT FOR
EACH $1,000, THE FIRST
PAYABLE IMMEDIATELY
- ------------------------
Number Monthly
of Years Payment
- ------------------------
1 $84.65
2 43.05
3 29.19
4 22.27
5 18.12

6 15.35
7 13.38
8 11.90
9 10.75
10 9.83

11 9.09
12 8.46
13 7.94
14 7.49
15 7.10

16 6.76
17 6.47
18 6.20
19 5.97
20 5.75
VALB--84 - N

21 5.56
22 5.39
23 5.24
24 5.09
25 4.96
- ------------------------
Multiply the monthly
amount by 2.989 for
quarterly, 5.952 for
semi-annual or 11.804
for annual.
- ------------------------

OPTION 2 TABLE
----------------------------------------------------------------------------------------
MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
PAYABLE IMMEDIATELY
----------------------------------------------------------------------------------------
KIND OF LIFE INCOME KIND OF LIFE INCOME
------------------------------- -----------------------------
10-Year Instalment 10-Year Instalment
AGE Certain Refund AGE Certain Refund
LAST ------------------------------- LAST -----------------------------
BIRTHDAY Male Female Male Female BIRTHDAY Male Female Male Female
----------------------------------------------------------------------------------------
10 $ 3.18 $3.11 $3.17 $3.10 45 $4.06 $3.82 $3.99 $3.78
and under 46 4.12 3.86 4.03 3.81
11 3.19 3.12 3.18 3.11 47 4.17 3.90 4.08 3.85
12 3.20 3.13 3.19 3.12 48 4.23 3.94 4.13 3.90
13 3.21 3.14 3.20 3.13 49 4.28 3.99 4.18 3.94
14 3.22 3.15 3.21 3.14
50 4.35 4.04 4.24 3.98
15 3.24 3.16 3.23 3.15 51 4.41 4.09 4.29 4.03
16 3.25 3.17 3.24 3.16 52 4.48 4.15 4.35 4.08
17 3.27 3.19 3.25 3.18 53 4.55 4.21 4.41 4.13
18 3.28 3.20 3.27 3.19 54 4.62 4.27 4.48 4.19
19 3.30 3.21 3.28 3.20
55 4.70 4.33 4.55 4.24
20 3.31 3.22 3.30 3.21 56 4.78 4.40 4.62 4.30
21 3.33 3.24 3.32 3.23 57 4.86 4.47 4.69 4.37
22 3.35 3.25 3.33 3.24 58 4.95 4.54 4.77 4.43
23 3.36 3.26 3.35 3.25 59 5.05 4.62 4.86 4.50
VALB--84 - N

24 3.38 3.28 3.37 3.27
60 5.15 4.71 4.94 4.58
25 3.40 3.30 3.39 3.29 61 5.25 4.79 5.03 4.66
26 3.42 3.31 3.41 3.30 62 5.36 4.89 5.13 4.74
27 3.45 3.33 3.43 3.32 63 5.48 4.98 5.23 4.82
28 3.47 3.35 3.45 3.34 64 5.60 5.09 5.34 4.92
29 3.49 3.37 3.47 3.35
65 5.73 5.20 5.45 5.01
30 3.52 3.39 3.49 3.37 66 5.87 5.31 5.57 5.11
31 3.54 3.41 3.52 3.39 67 6.01 5.43 5.70 5.22
32 3.57 3.43 3.54 3.41 68 6.15 5.56 5.83 5.34
33 3.60 3.45 3.57 3.44 69 6.30 5.70 5.97 5.46
34 3.63 3.47 3.60 3.46
70 6.46 5.84 6.11 5.58
35 3.66 3.50 3.63 3.48 71 6.62 5.99 6.27 5.72
36 3.69 3.52 3.66 3.50 72 6.79 6.15 6.43 5.86
37 3.72 3.55 3.69 3.53 73 6.96 6.31 6.60 6.01
38 3.76 3.58 3.72 3.56 74 7.13 6.49 6.78 6.18
39 3.80 3.61 3.75 3.58
75 7.30 6.67 6.97 6.35
40 3.84 3.64 3.79 3.61 76 7.48 6.85 7.17 6.53
41 3.88 3.67 3.82 3.64 77 7.66 7.04 7.38 6.72
42 3.92 3.70 3.86 3.67 78 7.83 7.24 7.60 6.93
43 3.97 3.74 3.90 3.71 79 8.00 7.44 7.83 7.15
44 4.01 3.78 3.94 3.74
80 8.17 7.64 8.07 7.38
and over

(Continued on Next Page)

Page 18 (VALA--84)

SETTLEMENT OPTIONS (Continued)

WITHDRAWAL OF RESIDUE.--Unless otherwise stated when the option is chosen: (1)
under Options 1 and 2 the residue may be withdrawn; and (2) under Options 3 and
4 all, or any part not less than $100, of the residue may be withdrawn. If an
Option 3 residue is reduced to less than $1,000, we have the right to pay it in one sum. Under Option 2, withdrawal of the residue will not affect any payments that may become due after the certain period; the value of those payments cannot
VALB--84 - N

be withdrawn. Instead, the payments will start again if they were based on the life of a person who lives past the certain period.

DESIGNATING CONTINGENT PAYEE(S).--A Payee under an option has the right, unless otherwise stated, to name or change a contingent payee to receive any residue at that Payee's death. This may be done only if (1) the Payee has the full right to withdraw the residue; or (2) the residue would otherwise have been payable to that Payee's estate at death.

A Payee who has this right may choose, or change the choice of, an option for all or part of the residue. In some cases, the Payee will need our consent to choose or change an option. We describe these cases under Conditions.

Any request to exercise any of these rights must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service
Office. Then the interest of anyone who is being removed will end as of the date of the request, even if the Payee who made the request is not living when we file it.

CHANGING OPTIONS.--A Payee under Option 1, 3 or 4 may choose another option for any sum that the Payee could withdraw on the date the chosen option is to start.
That date may be before the date the Payee makes the choice only if we consent.
In some cases, the Payee will need our consent to choose or change an option. We describe these cases next.

Conditions.--Under any of these conditions, our consent is needed for an option to be used for any person:

1. The person is not a natural person who will be paid in his or her own right.

2. The person will be paid as assignee.

3. The amount to be held for the person under Option 3 is less than $1,000. But we will hold any amount for at least one year in accord with the Automatic Mode of Settlement.

4. Each payment to the person under the option would be less than $20.

5. The option is for residue arising other than at (a) the Insured's death, or
(b) the death of the beneficiary who was entitled to be paid as of the date of the Insured's death.

6. The option is for proceeds that arise other than from the Insured's death, and we are settling with an owner or any other person who is not the Insured.
VALB--84 - N

DEATH OF PAYEE.--If a Payee under an option dies and if no other distribution is shown, we will pay any residue under that option in one sum to the Payee's estate.
ENDORSEMENTS
(Only we can endorse this contract.)

Page 19 (VALA--84)

AUTOMATIC MODE OF SETTLEMENT

APPLICABILITY.--These provisions apply to proceeds arising from the Insured's death and payable in one sum to a Payee who is a beneficiary. They do not apply to any periodic payment.

INTEREST ON PROCEEDS.--We will hold the proceeds at interest under Option 3 of the Settlement Options provision. The Payee may withdraw the residue. We will pay it promptly on request. We will pay interest annually unless we agree to pay it more often. We have the right to pay the residue in one sum after one year if
(1) the Payee is not a natural person who will be paid in his or her own right;
(2) the Payee will be paid as assignee; or (3) the original amount we hold under
Option 3 for the Payee is less than $1,000.

SETTLEMENT AT PAYEE'S DEATH.--If the Payee dies and leaves an Option 3 residue, we will honor any contingent payee provision then in effect. If there is none, here is what we will do. We will look to the beneficiary designation of the contract; we will see what other beneficiary(ies), if any, would have been entitled to the portion of the proceeds that produced the Option 3 residue if the Insured had not died until immediately after the Payee died. Then we will pay the residue in one sum to such other beneficiary(ies), in accord with that designation. But if, as stated in that designation, payment would be due the estate of someone else, we will instead pay the estate of the Payee.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. Jane was living when the Insured died. Jane later died without having chosen an option or naming someone other than Paul and John as contingent payee. If Paul and John are living at Jane's death we owe them the residue. If only one of them is living then, and if the contract called for payment to the survivor of them, we owe him the residue. If neither of them is living then, we owe Jane's estate.

VALB--84 - N

SPENDTHRIFT AND CREDITOR.--A beneficiary or contingent payee may not, at or after the Insured's death, assign, transfer, or encumber any benefit payable. To the extent allowed by law, the benefits will not be subject to the claims of any creditor of any beneficiary or contingent payee.

ENDORSEMENTS
(Only we can endorse this contract.)

Page 20 (VALA--84)

BASIS OF COMPUTATION

MORTALITY TABLES DESCRIBED.--Except as we state in the next paragraph, (1) we base all net premium and net values to which we refer in this contract on the
Insured's issue age and sex and on the length of time since the contract date;
(2) we use the Commissioners 1980 Standard Ordinary Mortality Table; and (3) we
use continuous functions based on age last birthday.

For extended insurance, we base net premiums and net values on the Commissioners
1980 Extended Term Insurance Table.

INTEREST RATE.--For all net premium and net values to which we refer in this contract we use an effective rate of 4% a year.

EXCLUSIONS.--When we compute net values we exclude the value of any
Supplementary Benefits and any other extra benefits added by rider to this contract.

VALUES AFTER 20 CONTRACT YEARS.--Tabular values after the 20th contract year will be the net level premium reserves, taking into account the increase in scheduled premium amount on the Contract Change Date. To compute them, we will use the mortality tables and interest rate we describe above. There will be the same exclusions.

MINIMUM LEGAL VALUES.--The cash, loan and other values in this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values
VALB--84 - N

and benefits.

Pruco Life Insurance Company of New Jersey,

By /s/ [SPECIMEN]
Secretary

- -----------
PLIY 45--84
- -----------

CONTRACT SUMMARY (continued from Page 2)
- ----------------------------------------------------------------------------------------------------------------
TABLE OF BASIC AMOUNTS
- ----------------------------------------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
- ----------------------------------------------------------------------------------------------------------------
And The Contract Is In Force: Then The Basic Amount is: And We Adjust The Basic Amount For:
- ----------------------------------------------------------------------------------------------------------------
on a premium paying basis and not the face amount (see page 3) plus contract debt (see page 15), plus in default past its days of grace any excess of the contract fund (see any charges due in the days of page 11) over the tabular contract grace (see page 8).
fund (see page 4); plus the amount
of any extra benefits*
- ----------------------------------------------------------------------------------------------------------------
as a fully paid-up contract the amount of paid-up insurance contract debt.
(see page 9.); plus the amount of
any paid-up extra benefits
- ----------------------------------------------------------------------------------------------------------------
as variable reduced paid-up the amount of variable reduced contract debt.
insurance (see page 13) paid-up insurance (see page 13)
- ----------------------------------------------------------------------------------------------------------------
as extended insurance (see the amount of term insurance, if nothing.
page 13) the Insured dies in the term (see
page 13); otherwise zero
- ----------------------------------------------------------------------------------------------------------------

* But see Death Proceeds on page 6 for the determination of Basic Amount under certain conditions which may arise when death occurs before attained age 21, under a contract issued below age 15.
VALB--84 - N

This Table is a part of the Contract Summary and of the Contract.

Page 21 (VALB--84) - N

GUIDE TO CONTENTS

Page

Contract of Summary ....................................................... 2
Table of Basic Amounts .................................................. 21

Contract Data ............................................................. 3
Rating Class; List of Contract Minimums;
List of Supplementary Benefits, if any;
Schedule of Premiums; Schedule of Expense
Charges from Premium Payments; Schedule
of Monthly Deductions from Contract Fund;
Schedule of Minimum Surrender Charges;
List of Subaccounts and Portfolios; Service
Office

Tabular Contract Fund and Tabular
Cash Values ............................................................. 4

General Provisions ........................................................ 5
Definitions; The Contract; Contract
Modifications; Non-participating Service
Office; Ownership and Control;
Suicide Exclusion; Currency; Misstatement
of Age or Sex; Incontestability; Assignment;
Annual Report; Increase in Face Amount
at Age 21 for Contract Issued at Age 14
and Lower; Death Proceeds; Payment of
Death Claim

Premium Payment and Reinstatement ......................................... 7
VALB--84 - N

Payment of Premiums; Scheduled Premiums;
Unscheduled Premiums; Premium Change on
Contract Change Date; Default; Grace Period;
Premium Account; Reinstatement

The Account; Subaccounts; The Fund;
Account Investments; Change in
Investment Policy; Change of Fund

Investment Amount and Return on Investment ................................ 11
Investment Amount; Assumed Rate of Return;
Transfers Among Subaccounts

Contract Fund ............................................................. 11
Contract Fund Defined;
Invested Premium Account; Guaranteed
Interest Credits, Cost of Expected Mortality;
Charge for Extra Rating Class; Charges for
Extra Benefits; Monthly Administration Charge
and Mortality Risk Charge; Partial Withdrawals

Contract Value Options .................................................... 13
Benefit After the Grace Period; Extended
Insurance; Variable Reduced Paid-up
Insurance; Computations; Automatic
Benefit; Optional Benefit; Cash Value
Option; Tabular Values

Loans ..................................................................... 15
Loan Requirements; Contract Debt; Loan
Value; Interest Charge; Repayment; Effect
of a Loan; Excess Contract Debt; Postponement
of Loan

Exchange of Contract ...................................................... 16
Right to Exchange; Conditions;
Exchange Date; Contract Specifications;
Exchange at Other Times

Settlement Options ........................................................ 17
VALB--84 - N

Payee Defined; Choosing an Option;
Options Described; First Payment
Due Date; Residue Described; Income
Tables; Withdrawal of Residue;
Designating Contingent Payee(s);
Changing Options; Conditions;
Death of Payee

Automatic Mode of Settlement .............................................. 20
Applicability; Interest on Proceeds;
Settlement at Payee's Death;
Spendthrift and Creditor

Basis of Computation ...................................................... 21
Mortality Tables Described, Interest Rate;
Exclusions; Values after 20 Contract Years;
Minimum Legal Values

Any Supplementary Benefits and a copy of the
application follow page 20.

MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY WITH VARIABLE INSURANCE AMOUNT.
INSURANCE PAYABLE ONLY UPON DEATH. SCHEDULED PREMIUMS PAYABLE THROUGHOUT
INSURED'S LIFETIME. PROVISION FOR OPTIONAL ADDITIONAL PREMIUMS. BENEFITS REFLECT
PREMIUM PAYMENTS, INVESTMENT RESULTS AND MORTALITY CHARGES. GUARANTEED MINIMUM
DEATH BENEFIT IF SCHEDULED PREMIUMS DULY PAID AND NO CONTRACT DEBT. INCREASE IN
FACE AMOUNT AT ATTAINED AGE 21 IF CONTRACT ISSUED AT AGE 14 OR LOWER.
NON-PARTICIPATING.

VALB--84 - N

VALB--84 - N